Exhibit 99.01

MONEYGRAM SUPPLEMENTAL PENSION PLAN

Amended and Restated Effective December 28, 2007

Article 1. Purpose

By adoption of this Plan document, the Company hereby amends and restates the Plan to comply with the Internal Revenue Code Section 409A and make certain other changes, effective Amended and Restated Effective December 28, 2007.

The purpose of the MoneyGram Supplemental Pension Plan (formerly known as the “Travelers Express Company, Inc. Supplemental Pension Plan” and hereinafter referred to as the “Plan”) is to provide deferred compensation to Eligible Employees (as defined in Article 3) on and after January 1, 1994. Eligible Employees and former Eligible Employees who terminated employment prior to January 1, 1994 remain subject to the terms of the prior plan in which they participated at the time of their termination, but any benefits remaining to be paid under the prior plan shall be paid from this Plan. It is the intention of MoneyGram International, Inc. (the “Company”) that Eligible Employees are those employees designated by the Board of Directors of the Company pursuant to Article 3, from a select group of management or highly-compensated employees of the Company, or any of its subsidiaries or affiliates (“Subsidiaries”) and that the Plan continue to be eligible for exemptions under Parts 1, 2, 3 and 4 of Title I of ERISA and U.S. Department of Labor regulations. It also is the intention of the Company that the Plan be unfunded, that any Eligible Employee’s rights under the Plan are those of a general creditor only. Subject to rights and benefits expressly fixed by the terms hereof, the Company also intends that the Plan may be amended or terminated and that benefits may be reduced or eliminated as the Board of Directors of the Company determines from time to time and that individuals’ rights may be altered.

Article 2. Definitions

Whenever used in this Plan, the following words and phrases shall have the respective meanings stated below unless a different meaning is expressly provided or is plainly required by the context. Capitalized terms not defined in this Article, but defined in the MoneyGram Pension Plan (the “Pension Plan”), shall have the respective meanings ascribed to them in the Pension Plan. Capitalized terms applicable to a specific Schedule of Benefits, and not defined in this Article or the Pension Plan, are defined in the applicable Schedule of Benefits.

(a)	“Change in Control” means any of the following events:

(1)	An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then Outstanding Voting Securities of the Company entitled to vote generally in the election of the Board of Directors (the “Outstanding Company Voting Securities”); excluding, however the following: (A) any acquisition directly from the Company or any entity controlled by the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or any entity controlled by the Company, (B) any acquisition by the Company, or any entity controlled by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Paragraph (3) below; or

(2)	A change in the composition of the Board of Directors such that the individuals who, as of the effective date of the Plan, constitute the Board of Directors (such Board of Directors shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, for purposes of this Paragraph (2), that any individual, who becomes a member of the Board of Directors subsequent to the effective date of the Plan, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board, (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors shall not be so considered as a member of the Incumbent Board; or

(3)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”) excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction (the “Prior Stockholders”) beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Common Stock and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the Company or other entity resulting from such Corporate Transaction (including, without limitation, a company or other entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company or any entity controlled by the Company, any employee benefit plan (or related trust) of the Company or any entity controlled by the Company or such Company or other entity resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of Common Stock of the Company or other entity resulting from such Corporate Transaction or the combined voting power of the Outstanding Voting Securities of such Company or other entity entitled to vote generally in the election of the Board of Directors except to the extent that such ownership existed prior to the Corporate Transaction and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the company resulting from such Corporate Transaction; and further excluding any disposition of all or substantially all of the assets of the Company pursuant to a spin-off, split-up or similar transaction (a “Spin-off”) if, immediately following the Spin-off, the Prior Stockholders beneficially own, directly or indirectly, more than 80% of the outstanding shares of common stock and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of directors of both entities resulting from such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities; provided, that if another Corporate Transaction involving the Company occurs in connection with or following a Spin-off, such Corporate Transaction shall be analyzed separately for purposes of determining whether a Change in Control has occurred;

(4)	The approval by the stockholder of the Company of a complete liquidation or dissolution of the Company.

(b)	“Committee” means the committee, if any, appointed by the Company, in its sole discretion, to carry out some or all of the administrative activities necessary or advisable for the proper administration of the Plan. If the Company does not appoint, or has not appointed, such a committee, references to the Committee shall be interpreted to mean the Company or its authorized delegate.

(c)	“Covered Compensation” means the average (without indexing) of the Eligible Employee’s taxable wage bases in effect for each calendar year during the 35-year period ending with the calendar year in which the Eligible Employee attains or will attain Social Security retirement age, as determined under Internal Revenue Code §415(b)(8). In determining an Eligible Employee’s Covered Compensation for any calendar year, the taxable wage base for the current and any subsequent calendar year is assumed to be the same as the taxable wage base in effect as of the beginning of the calendar year for which the determination is being made. An Eligible Employee’s Covered Compensation for a calendar year after the 35-year period is equal to his or her Covered Compensation for the calendar year in which the Eligible Employee attained Social Security retirement age. An Eligible Employee’s Covered Compensation for a calendar year before the 35-year period is the taxable wage base in effect as of the beginning of the calendar year. Covered Compensation is automatically adjusted at the beginning of each calendar year.

(d)	“Credited Service” means the period or periods of employment (including employment prior to becoming a Participant under this Plan) that is not excluded from Credited Service under the Pension Plan. However, as provided under the Predecessor Plan Document, Credited Service shall not include:

(1)	Periods of employment prior to 1970 during which the Eligible Employee did not make required contributions under the predecessor to the Pension Plan;

(2)	Periods of employment prior to May 1, 1989 with Republic Money Order, Inc.; or

(3)	Periods of employment prior to January 1, 1983 with Trav/Act Systems, Inc.

Notwithstanding the foregoing, with respect to benefits under Schedules A and F, Credited Service shall continue to be counted under this Plan with respect to Service on and after January 1, 2001 under the same terms and conditions as applied immediately before 2001, even though Credited Service under the Pension Plan does not include any Service after December 31, 2000. With respect to Restoration Benefits provided under Schedule E, Credited Service shall only be counted through December 31, 2003. In no event, however, shall more than thirty (30) years of Credited Service be taken into account for any Eligible Employee under this Plan.

(e)	“Eligible Employee” means each employee of the Company or a Subsidiary designated pursuant to Article 3 and the applicable Schedule of Benefits as eligible to participate in that Schedule of Benefits. Employees covered by a particular Schedule of Benefits shall be listed in the corresponding Exhibit carrying the same letter designation.

(f)	“Exchange Act” means Securities Exchange Act of 1934, as amended.

(g)	“Exhibit” means the listing of Eligible Employees covered by the Schedule of Benefits with the same letter designation as further described in Article 3 and Article 9.

(h)	“Final Average Earnings” means the earnings used to determine benefits under this Plan as further described in Article 7.

(i)	“MIPs” means bonuses awarded under the Management Incentive Plan, or its predecessor or successor plan, as well as bonuses awarded as a special recognition award, special achievement award, spot award or, as determined by the Committee, pursuant to any other similar bonus program.

(j)	“Pension Plan” means the MoneyGram Pension Plan, as amended.

(k)	“Plan” means this MoneyGram Supplemental Pension Plan, as amended.

(l)	“Primary Social Security Benefit” means the annual amount available to the Eligible Employee at age 65 (or at the time of his or her separation from service, if later), as determined without regard to any increase in the wage base or benefit levels after the determination date under the provisions of Title II of the Social Security Act in effect at the Eligible Employee’s termination of employment, and assuming no future earnings between the Eligible Employee’s termination of employment and his or her 65th birthday.

(m)	“Schedule of Benefits” means each schedule attached hereto and made a part of this Plan providing for benefits to Eligible Employees listed in the corresponding Exhibit carrying the same letter designation.

(n)	“Subsidiary” means any subsidiary or affiliate of the Company.

Article 3. Participation

An employee of the Company (or any of its Subsidiaries) may become eligible to participate in the Plan (an “Eligible Employee”) when approved by the Board of Directors of the Company. Notwithstanding the foregoing, an employee of the Company who is approved by the Board of Directors of the Company to participate on Schedule A shall become eligible for benefits under Schedule A on the first day of the plan year following the Board of Director’s approval of such employee’s participation. An employee of the Company (or any of its Subsidiaries), who is determined to be entitled to benefits solely under Schedule E, shall be deemed to have been designated an Eligible Employee (under that Schedule) by the Board of Directors of the Company. A list of Eligible Employees with respect to each Schedule of Benefits is correspondingly denominated and attached as an Exhibit to the Plan and each such Exhibit shall be periodically updated.

Article 4. Funding

No fund shall be established to provide for the payment of benefits under the Plan. No trust, other than one which will not cause the Plan to be “funded” under current Internal Revenue Service and U.S. Department of Labor regulations and rulings, shall be created. Any rights of an Eligible Employee or any other person claiming by or through him or her shall be those of a general creditor of the Company only. The Company may create book reserves or take such other steps as it deems appropriate to provide for its expected liabilities under the Plan. Any funds, and the proceeds therefrom, utilized by the Company to provide for its expected liabilities under the Plan shall remain the unrestricted assets of the Company.

Article 5. Categories of Benefit Payments to Eligible Employees

Benefits shall be payable by the Company in accordance with the terms and conditions of the Plan and as described in each Schedule of Benefits to the Eligible Employees described in each such Schedule of Benefits and its corresponding Exhibit.

Article 6. Retirement Benefits

Except as otherwise expressly provided in Article 13, the Plan shall commence payments to an Eligible Employee at the time such Eligible Employee becomes eligible for such benefits under Article 8. Unless otherwise expressly stated in a Schedule of Benefits, such monthly payments shall be equal to the amount by which the monthly pension benefit payable to the Eligible Employee from the Pension Plan is less than the aggregate amount(s) determined under the applicable Schedule(s) of Benefits. In making this determination, the amount from the Pension Plan shall be determined prior to the election of any payment options (such as joint and survivor elections). In addition, when benefits under the Pension Plan are not available immediately on account of early retirement eligibility provisions, then, for the purposes of the Plan, such benefits shall be taken into account as though payable immediately on an actuarially equivalent basis, as reasonably determined by the Committee in its sole discretion. Similarly, for purposes of determining monthly amounts payable from this Plan, if an Eligible Employee commenced or received a distribution of benefits from the Pension Plan before benefits are payable under this Plan, such distributed benefits shall be taken into account for purposes of this paragraph as though they had not been previously distributed, adjusted on an actuarially equivalent basis, using the factors in effect under the Pension Plan for adjusting payment forms when the benefits commenced or were paid.

Article 7. Final Average Earnings

(a)	General Rules. Final Average Earnings means, except as further modified by subsection (b), the five-year average of the Eligible Employee’s last 60 months of base salary, sales commissions and overtime plus fifty percent (50%) of the MIPs earned and paid from the Company and its Subsidiaries during that period. If the Eligible Employee’s period of employment with the Company and its Subsidiaries is less than 60 months, the number of actual months of the Eligible Employee’s period of employment with the Company and its Subsidiaries shall be used to determine Final Average Earnings. Notwithstanding the foregoing, if the Eligible Employee received salary for less than 15 days in a calendar month, the salary and overtime for that month shall not count and that month shall not count among the months to be averaged in determining Final Average Earnings. For purposes of determining Final Average Earnings of a Disabled Participant (as defined in the Pension Plan), the Eligible Employee’s base salary, sales commissions and overtime plus fifty percent (50%) of the MIPs paid from the Company and its Subsidiaries during the 12-month period preceding the date that the individual became a Disabled Participant shall be deemed to continue during the period for which the Disabled Participant continues to be credited with Service under the Pension Plan. Final Average Earnings shall be determined under this Plan without regard to any limitations under Internal Revenue Code §401(a)(17) on the amount of annual compensation that may be taken into account under qualified plans.

(b)	Special Adjustments. Notwithstanding the foregoing, the following additional rules shall apply in determining Final Average Earnings under the Schedules specified:

(1)	For an Eligible Employee covered by Schedule E, Final Average Earnings shall include MIPs that would otherwise be included but for the fact the bonus was deferred. Any deferrals included in Final Average Earnings shall only be counted once in calculating such Final Average Earnings.

(2)	For an Eligible Employee covered by Schedule F, Final Average Earnings at December 31, 1997 used to determine the Pre-1998 Benefit is the highest five (5) consecutive calendar year average over the last ten (10) consecutive calendar years through 1997 of the Eligible Employee’s base salary (and no sales commissions, overtime or MIPs). If the Eligible Employee’s period of employment is less than 60 months as of December 31, 1997, the number of actual months of the Eligible Employee’s period of employment with the Company and its Subsidiaries through 1997 shall be used to determine Final Average Earnings at December 31, 1997.

Article 8. Time and Form of Payment

(a)	Time of Payment. Other than with respect to the grandfathered benefits described in paragraph (c) below, the Plan shall commence payment to an Eligible Employee as soon as administratively practicable following the later of: (i) the date such Eligible Employee has attained the age of fifty five (55); or (ii) the date such Eligible Employee has actually incurred a separation from service with the Company and all Related Companies (hereinafter, “the Commencement Date”), subject, however, to the following.

(1)	Six-Month Delay for Specified Employees. Where payment under this Section 8(a) is made to any “Specified Employee” (as defined in the Company’s Policy Defining Specified Employees) on account of separation from service, such payment shall commence on the date that is six months and one day following separation from service (or upon the death of the employee, if earlier) if required to avoid adverse tax consequences to the Specified Employee under section 409A of the Code. Upon commencement of payment, the Specified Employee shall receive a lump sum “catch-up” payment equal to the cumulative payments missed on account of the six-month delay.

(2)	Change in Control Benefit. Notwithstanding any provisions in this Article 8, upon a Change in Control, the provisions of Article 13 shall apply.

(b)	Form of Payment. Other than with respect to the grandfathered benefits described in paragraph (c) below, Eligible Employee’s pension benefit shall be paid in accordance with the following:

(1)	Default Form of Payment – Life Annuity. Unless the Eligible Employee has timely elected to receive installment payments under (2) below, the Eligible Employee’s pension benefit shall be paid in the form of a life annuity. The optional forms of life annuity available under this Plan shall be any form of life annuity available under the Pension Plan. If the Eligible Employee fails to select an annuity form before payment commences, such pension benefit shall be paid in the presumed form as provided under the Pension Plan (i.e., single life annuity if the Eligible Employee is unmarried and qualified joint and survivor annuity if the Eligible Employee is married). For this purpose, the term life annuity means a series of substantially equal periodic payments, payable not less frequently than annually, for the life (or life expectancy) of the Eligible Employee and/or the Eligible Employee’s designated beneficiary. The optional forms of life annuity shall be actuarially equivalent, applying actuarial assumptions under the Pension Plan.

(2)	Ten Year Installment. In lieu of a life annuity, an Eligible Employee who is listed on Exhibit A and actively employed by the Company on or after November 16, 2006, may elect to receive payment of the pension benefit in ten annual installments. An Eligible Employee’s election must be made before the first day of the plan year that the Eligible Employee becomes a Participant; provided, however, that in the case of each individual who is an Eligible Employee as of November 16, 2006, such election must be made before December 31, 2006. The installment form shall be determined by converting the single life annuity in (b)(1) above into an actuarial equivalent lump sum, applying actuarial assumptions used under the Pension Plan for lump-sum conversions. This lump sum shall be credited to an “Account” which shall be deemed invested in one or more investment options selected by the Human Resources Committee of the Company’s Board of Directors (including, but not limited to, fixed interest credits, notional mutual fund(s) or an investment index). The first installment shall be determined by dividing the amount of the Account by ten, and shall commence as of the Commencement Date (subject to any required delay under (a)(1)), and each subsequent installment to be paid on the annual anniversary of the Commencement Date. The remaining installments shall be determined as of each annual anniversary of the Commencement Date by dividing the amount of the Account by the number of remaining installment payments to be made.

(3)	Change in Control Benefit. Notwithstanding any provisions in this Article 8, upon a Change in Control, the provisions of Article 13 shall apply.

(c)	409A Grandfathered Benefits. Notwithstanding the foregoing, the following special rules shall apply with respect to the following benefits grandfathered under Section 409A of the Code:

(1)	Pre-2004 Cash Accumulation Benefit under Schedule E. The Eligible Employee’s frozen Restoration Benefit payable under Schedule E, if any, that is solely attributable to Service (as defined in the Pension Plan) after December 31, 2000 and prior to January 1, 2004, shall be paid under the terms of the Plan as in effect on October 3, 2004.

(2)	Pre-2005 Vested Terminated Participants. The vested pension benefit of any Eligible Employee who separated from service with the Employer and all Related Companies on or before December 31, 2004 that is solely attributable to Service (as defined in the Pension Plan) prior to January 1, 2005 shall be paid under the terms of the Plan as in effect on October 3, 2004.

Article 9. Listing of Eligible Employees

A listing of Eligible Employees shall be maintained in the form of the Exhibits to the Plan. Exhibit A shall contain those covered under Schedule A, Exhibit E shall contain those covered under Schedule E, and Exhibit F shall contain those covered under Schedule F. If an employee is incorrectly included or excluded from an Exhibit, actual entitlement to participation and benefits under the Plan shall be reasonably determined by the Committee in its sole discretion.

Article 10. Survivor’s Benefit

(a)	Eligibility. If while covered by this Plan, for purposes other than a terminated vested benefit, an Eligible Employee dies before benefits have commenced and if on the date of his or her death such Eligible Employee:

(1)	Has 5 or more years of service; or

(2)	Was 55 years of age or older;

then his or her Eligible Spouse (if any), as defined in the Pension Plan, shall be entitled to a survivor’s benefit.

(b)	Amount. This survivor’s benefit shall be calculated by assuming that the Eligible Employee:

(1)	Was 55 years of age (or his actual age if older) on the date of death;

(2)	Retired on the first day of the month following his or her death; and

(3)	Elected a Single Life Annuity.

The Eligible Spouse will be entitled to receive 1/2 of this benefit which shall be further reduced by 1/6 of 1% for each month the Eligible Spouse is more than 60 months younger than the Eligible Employee.

The survivor’s benefit under this Article 10 shall be reduced by any spousal survivor’s benefit payable from the Pension Plan when such benefit becomes payable, as reasonably determined by the Committee in its sole discretion.

Article 11. Vesting

In addition to all the terms and conditions of the Plan, no Eligible Employee or beneficiary shall be entitled to a benefit under the Plan unless such Eligible Employee has either become fully vested in the Eligible Employee’s pension benefit under the Pension Plan, if any, or accumulated five (5) years of Credited Service with the Company and Related Companies taken as a whole, ignoring breaks in service.

Article 12. Non-Compete and Forfeiture Provisions

Notwithstanding any other provision in this Plan to the contrary, from and after January 1, 2000, an Eligible Employee’s right to receive a benefit or future benefits under this Plan shall be governed by the following provisions:

(a)	The right shall be conditioned upon certification by the Eligible Employee prior to their receipt of any future benefits under this Plan that the Eligible Employee has read and understands the non-compete and forfeiture provisions set forth in this Article 12, and that the Eligible Employee has no intent to engage in any activity or provide any services which are contrary to the spirit and intent of these provisions. The Eligible Employee’s failure to so certify shall not constitute a waiver on the part of the Company as to the enforceability of these provisions under Article 12.

(b)	In order to better protect the goodwill of the Company and its Subsidiaries and to prevent the disclosure of the Company’s or its Subsidiaries’ trade secrets and confidential information and thereby help insure the long-term success of the business, the Eligible Employee, without prior written consent of the Company, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, agent, consultant, owner of more than five (5) percent of any enterprise or otherwise, for a period of two (2) years following the date of the Eligible Employee’s termination of employment with the Company, or its Subsidiaries, in connection with the manufacture, development, advertising, promotion, design, or sale or any other activity in furtherance of any business enterprise, service or product which is the same as or similar to or competitive with or in any way adverse to any services or products or other activities of the Company or its Subsidiaries (including both existing services or products as well as services or products known to the Eligible Employee, as a consequence of the Eligible Employee’s employment with the Company or one of its Subsidiaries, to be in development):

(1)	With respect to which the Eligible Employee’s work has been directly concerned at any time preceding termination of employment with the Company or any of its Subsidiaries, or

(2)	With respect to which during that period of time the Eligible Employee, as a consequence of the Eligible Employee’s job performance and duties, acquired knowledge of the trade secrets or other confidential information of the Company or its Subsidiaries.

For purposes of this Article 12, it shall be conclusively presumed that the Eligible Employee has knowledge of information he or she was directly exposed to through actual receipt or review of memoranda or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

(c)	If, at any time during the two (2) year period after the Eligible Employee’s termination of employment from the Company or any of its Subsidiaries, the Eligible Employee engages in any conduct described in subsection (b) above, then the amount of any payments made to the Eligible Employee from the Plan during that period (without regard to tax effects) shall be paid by the Eligible Employee to the Company. The Eligible Employee consents to the deduction from any amounts the Company or any of its Subsidiaries owes the Eligible Employee from time to time to the extent of the amount the Eligible Employee owes the Company hereunder.

Article 13. Change in Control

Upon a Change in Control, the provisions of this paragraph shall apply to all Eligible Employees who are listed on Exhibit A and actively employed by the Company on or after the date this restatement is adopted. This Article 13 shall override any contrary provisions of this Plan or any Schedule.

(a)	Full Vesting. Upon a Change in Control all Plan benefits as of the date of the Change in Control shall be fully vested; provided, however, that such immediate vesting shall not be made if an acquiring entity has a credit rating from Standard & Poor Corporation on its longer term unsecured debt obligations of single “A” or better.

(b)	Payment of Plan Benefits. , Notwithstanding anything in this Plan to the contrary, the pension benefits of an Eligible Employee shall be paid in an actuarial equivalent single lump sum upon the separation from service of such Eligible Employee within twenty-four (24) months following a Change in Control that also constitutes the occurrence of a “change in the ownership of the Company,” “change in effective control of the Company,” and/or a “change in the ownership of a substantial portion of the Company’s assets,” each as defined under Treasury Regulation §1.409A-3(i)(5). In addition, Section 8(a)(1) shall apply to the payment of such benefit if the Eligible Employee is a Specified Employee.

(c)	Actuarially Equivalent. The determination of “actuarially equivalent” shall be made in accordance with the interest and mortality assumptions applicable to annuity-to-lump sum conversions under the Pension Plan.

Article 14. Administration, Modification, and

Termination of the Plan

The Board of Directors of the Company may terminate the Plan or any Schedule of Benefits at any time. Any amounts vested under the Plan prior to any such termination shall continue to be subject to the terms and conditions in effect under the Plan when the Plan is terminated. The Plan may be amended at any time or from time to time by the Board of Directors of the Company; provided, however, that no amendment shall have the effect of retroactively reducing benefits earned up to the date that the amendment is adopted. The Company shall have full power and authority to interpret and administer the Plan, to promulgate rules of Plan administration, to adopt a claims procedure, to conclusively settle any disputes as to rights or benefits arising from the Plan, and to make such decisions or take such actions as the Company, in its sole discretion, reasonably deems necessary or advisable to aid in the proper administration and maintenance of the Plan.

Article 15. Tax Withholding

Any federal, state or local taxes, including FICA tax amounts, required by law to be withheld with respect to benefits earned and vested under this Plan or any other compensation arrangement may be withheld from the Eligible Employee’s benefit, salary, wages or other amounts paid by the Company and reasonably available for withholding. Prior to making or authorizing any benefit payment under this Plan, the Company may require such documents from any taxing authority, or may require such indemnities or a surety bond from any Eligible Employee or beneficiary, as the Company shall reasonably consider necessary for its protection.

Article 16. Miscellaneous

The Plan, and any determination made by the Committee or the Company in connection therewith, shall be binding upon each Eligible Employee, his or her beneficiary or beneficiaries, heirs, executors, administrators, successors and assigns. Notwithstanding the foregoing sentence, no benefit under the Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated or otherwise disposed of, and any attempt to do so shall be void. No such benefit payment shall be, prior to actual receipt thereof by the Eligible Employee, or his or her beneficiary or beneficiaries, as the case may be, in any manner subject to the debts, contracts, liabilities or engagements of such Eligible Employee or beneficiary(ies). The Plan shall not constitute, nor be deemed to constitute, a contract of employment between the Company (or any Related Company) and any Eligible Employee, nor shall any provision hereof restrict the right of the Company (or any Related Company) to discharge any Eligible Employee from his or her employment, with or without cause. If any particular provision of this Plan shall be found to be illegal or unenforceable, such provision shall not affect any other provision, but this Plan shall be construed in all respects as if such invalid provision were omitted.

Article 17. Applicable Law

This Plan shall be construed in accordance with and governed by the laws of the State of Minnesota to the extent not superseded by the laws of the United States of America.

By

Its

Date

Schedule A.

1.   General Rules
Benefits may be payable under this Schedule of Benefits in respect of persons employed by the Company or any of its Subsidiaries who are selected by the Board of Directors for inclusion under this Schedule of Benefits. The annual amount used under this Schedule of Benefits to determine the monthly benefit (one-twelfth of the annual amount) payable to any Eligible Employee as of his or her 65th birthdate under Article 6 is the Schedule A Benefit.

2.   Schedule A Benefit
For purposes of this Schedule A, the Schedule A Benefit is the product of (a) and (b) less the product of (b) and (c), plus the Special Benefit, if any, described in section 3, where:

(a)	Is 2% of the Eligible Employee’s Final Average Earnings.

(b)	Is the Eligible Employee’s Credited Service, not to exceed 25 years (30 years for the Chief Executive Officer).

(c)	Is 2% of the Eligible Employee’s Primary Social Security Benefit.

3.   Special Benefit
For purposes of determining the Schedule A Benefit, an Eligible Employee (other than the Chief Executive Officer) who has 25 or more years of Credited Service shall receive the Special Benefit described in this section. The Special Benefit is the product of the Eligible Employee’s Final Average Earnings times 0.5% for each of the Eligible Employee’s additional full years of Credited Service after 25 years and up to 30 years. In no event shall the Special Benefit exceed 2.5% of the Eligible Employee’s Final Average Earnings.

4.   Reduction in Monthly Amount for Commencement Before Age 65
The monthly amount determined under this Schedule of Benefits shall be subject to a reduction of one-third (1/3) of one percent for each of the first thirty-six (36) months that benefit commencement precedes his or her 65th birthday and of five-twelfths (5/12) of one percent for each additional month (over 36) that benefit commencement precedes his or her 65th birthday. In no event, however, may an Eligible Employee commence benefits prior to his or her 55th birthday. Notwithstanding the foregoing:

(a)	if the Eligible Employee has 30 or more full years of Credited Service and benefits under this Plan commence on or after the Eligible Employee’s 60th birthday, there shall be no reduction; and

(b)	in the case of the Chief Executive Officer only, if the Chief Executive Officer has 25 or more years of Credited Service and benefits under this Plan commence on or after the Chief Executive Officer’s 60th birthday, there shall be no reduction.

Eligible Employees under this Schedule are listed on Exhibit A to this Plan and has been intentionally omitted.

Schedule E.

1.   Restoration Benefits
Through December 31, 2003, the Eligible Employees identified on Exhibit E were eligible for a Restoration Benefit under this Schedule E (as determined under the terms of the prior Plan statement) because their benefits under the Pension Plan were limited by Internal Revenue Code §401(a)(17) or §415. Effective January 1, 2004, the Company permanently discontinued benefit accruals under the Pension Plan, and thereby indirectly discontinued accruals of Restoration Benefits under this Plan (other than interest credits determined without regard to any further services rendered by the Eligible Employees). Notwithstanding any Plan provision to the contrary, the Restoration Benefit with respect to any Eligible Employee identified on Exhibit E shall be paid in the same payment form as the Eligible Employee elected to receive his or her Cash Accumulation Benefit under the Pension Plan.

Eligible Employees under this Schedule are listed on Exhibit E to this Plan and has been intentionally omitted.

Schedule F.

1.   General Rules
Benefits may be payable under this Schedule of Benefits in respect of persons employed by the Company or any of its Subsidiaries who are selected by the Board of Directors of the Company. The annual amount used under this Schedule of Benefits to determine the monthly benefit (one-twelfth of the annual amount) payable to an Eligible Employee as of his or her 65th birthdate under Article 6 is the sum of the Eligible Employee’s Post-1997 Benefit and the Eligible Employee’s Pre-1998 Benefit.

2.   Post-1997 Benefit
For purposes of this Schedule F, the Post-1997 Benefit is the sum of (a) and (b), multiplied by the Eligible Employee’s Credited Service for periods after 1997, where:

(a)	Is 1.15 percent of the Eligible Employee’s Final Average Earnings up to Covered Compensation.

(b)	Is 1.70 percent of the excess, if any, of the Eligible Employee’s Final Average Earnings over Covered Compensation.

An Eligible Employee’s Credited Service under this section 2 shall be limited to 30 years minus any Credited Service taken into account for purposes of any calculation under section 3.

3.   Pre-1998 Benefit
For purposes of this Schedule F, the Pre-1998 Benefit is the sum of (a) and (b), together multiplied by (c), where:

(a)	Is 1.10 percent of the Eligible Employee’s Final Average Earnings at December 31, 1997 up to Covered Compensation at December 31, 1997, multiplied by the Eligible Employee’s Credited Service for the period prior to December 31, 1997.

(b)	Is 1.70 percent of the excess, if any, of the Eligible Employee’s Final Average Earnings at December 31, 1997 over Covered Compensation at December 31, 1997, multiplied by the Eligible Employee’s Credited Service for the period prior to December 31, 1997.

(c)	Is a fraction (not less than one) whose numerator is the Eligible Employee’s Final Average Earnings at termination of employment and whose denominator is the Eligible Employee’s Final Average Earnings at December 31, 1997.

4.   Reduction in Monthly Amount for Commencement Before Age 65
The monthly amount determined under this Schedule of Benefits shall be subject to a reduction of one-third (1/3) of one percent for each of the first thirty-six (36) months that benefit commencement precedes his or her 65th birthday and of five-twelfths (5/12) of one percent for each additional month (over 36) that benefit commencement precedes his or her 65th birthday. In no event, however, may an Eligible Employee commence benefits prior to his or her 55th birthday.

Eligible Employees under this Schedule F are listed on Exhibit F to the Plan and has been intentionally omitted.